SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) July 8, 1997


                           NEW YORK HEALTH CARE, INC.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)


      New York                        1-12451                     11-2636089
      --------                        -------                     ----------
     (State or other           (Commission File Number)          (IRS Employer
     jurisdiction of                                            Identification
     incorporation)                                                 Number)

  1850 McDonald Avenue, Brooklyn, N.Y.                               11223
  ------------------------------------                              ------
  (Address of Principal Executive Offices)                        (Zip Code)


                         Registrant's telephone number,
                       including area code, (718) 375-6700

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Item 5:  OTHER EVENTS

     On July 8, 1997, the Company entered into a letter of intent to effect an acquisition of the New York operations of a national home health care company (the "Target"). The Company intends to acquire all of the assets of the Target, excluding its accounts receivable, in consideration for a purchase price consisting of $3,500,000 in cash and 200,000 shares of the Company's $.01 par value common stock, which will be unregistered when issued but will be subject to "piggy back" registration rights. Of the cash portion of the purchase price, $2,000,000 is to be paid at closing and the balance of $1,500,000 together with interest is to be paid in 12 quarterly installments beginning six months after closing. This proposed acquisition, which is subject to the negotiation and execution of a definitive acquisition agreement and approval by stockholders, among other conditions, is expected to be accounted for as a "purchase" in accordance with Generally Accepted Accounting Principles.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 22, 1997                                      NEW YORK HEALTH CARE, INC.

                                              By:   /s/Jerry Braun
                                                    -------------------------
                                                    Jerry Braun
                                                    President and Chief
                                                     Executive Officer